UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    July 21, 2006

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-21639	23-2858652

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)	(Commission File Number)

507 Prudential Road, Horsham, Pennsylvania		19044

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Back to Contents

Item 1.01.  Entry into a Material Definitive Agreement

On July 21, 2006, NCO Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the "Merger Agreement") with Collect Holdings, Inc., a Delaware corporation ("Parent"), and Parent's wholly-owned subsidiary, Collect Acquisition Corp., a Pennsylvania corporation ("Acquisition Corp."), pursuant to which Acquisition Corp. will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Parent will be controlled by One Equity Partners (“OEP”) and its affiliates with participation by Michael J. Barrist, Chairman, President and Chief Executive Officer of the Company. Other members of executive management will be given an opportunity to invest in Parent (such persons who so elect and Mr. Barrist, collectively, the "Rollover Shareholders"). Mr. Barrist will continue as chief executive officer of the surviving corporation.

Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, no par value, of the Company (the “Shares”), other than any Shares owned by the Company, Parent (including Rollover Shares, as defined below) or Acquisition Corp., will be canceled and will be converted automatically into the right to receive $27.50 in cash, without interest. Mr. Barrist has agreed to contribute a portion of his Shares ("Rollover Shares") to Parent in exchange for capital stock of Parent and to vote his Shares in favor of the Merger.

The Merger is expected to be completed in the fourth quarter of 2006, subject to receipt of shareholder approval (including the approval of the non-Rollover Shareholders voting as a separate class), closing of the debt financing and customary regulatory approvals as well as the satisfaction of other customary closing conditions.

Under the Merger Agreement, the Company may not solicit or engage in discussions or negotiations with a third party regarding an acquisition of the stock or assets of the Company, except that the Company may respond to an unsolicited written bona fide proposal for an alternative acquisition that the board of directors determines is or could lead to a Superior Proposal (as defined in the Merger Agreement) and that such action is in the best interests of the Company.

The Company may terminate the Merger Agreement under certain circumstances, including if its board of directors determines in good faith that it has received an unsolicited bona fide Superior Proposal, and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, the Company must pay a fee of $35 million to Parent. In certain other circumstances, the Merger Agreement provides for Parent or the Company to pay to the other party a fee of $35 million upon termination of the Merger Agreement. OEP has guaranteed the obligations of Parent to pay the termination fee, if applicable. The Company is also required to reimburse Parent for up to $5.0 million of its out-of-pocket expense if the shareholders do not approve the Merger.

Parent has obtained equity and debt financing commitments for the transactions, subject to customary conditions, contemplated by the Merger Agreement, the aggregate proceeds of which are expected to be sufficient for the surviving corporation to pay the aggregate merger consideration and all related fees and expenses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as an exhibit hereto, and is incorporated herein by reference.

The Merger Agreement contains customary representations, warranties, covenants and agreements made by the Company, Parent and Acquisition as of specific dates that were made for purposes of that contract between the parties and are subject to qualifications and limitations, including by information contained in disclosure schedules that the parties exchanged in connection with the execution of the Merger Agreement. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries.

Back to Contents

Investors are cautioned that the Company may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of its shareholders, regulatory approvals or to satisfy other closing conditions.

Additional Information and Where to Find It

In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention: Investor Relations, telephone: (215) 441-3000.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Item 7.01  Regulation FD Disclosure

On July 24, 2006, NCO Group, Inc. (the “Company”) issued a press release announcing that that it will report second quarter earnings after the close of business on Monday, July 31, 2006. The Company also announced that it will not host an investor conference call following the earnings release. The press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

No.	Description

2.1	Agreement and Plan of Merger among Collect Holdings, Inc., Collect Acquisition Corp. and NCO Group, Inc. dated as of July 21, 2006.
99.1	Press Release dated July 24, 2006.

Back to Contents

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: July 25, 2006
	By:	/s/ John R. Schwab

	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and Chief Financial Officer

Back to Contents

EXHIBIT INDEX

No.	Description

2.1	Agreement and Plan of Merger among Collect Holdings, Inc., Collect Acquisition Corp. and NCO Group, Inc. dated as of July 21, 2006.
99.1	Press Release dated July 24, 2006.